Exhibit 23.2

PricewaterhouseCoopers LLP Suite 900 1800 Tysons Boulevard McLean VA 22102 Telephone (703) 918 3000 Facsimile (703) 918 3100

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Susquehanna Bancshares Inc’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 22, 2010